                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 30, 1997, except for Note 16, and Notes 1 and
17, as to which the dates are May 8, 1997 and September   , 1997, respectively,
in the Registration Statement (Form S-1) and related Prospectus of Province Healthcare Company (formerly known as Brim, Inc. until January 16, 1997 and as
Principal Hospital Company from January 16, 1997 until September   , 1997) for
the registration of 6,555,000 shares of its common stock.

                                          Ernst & Young LLP

Nashville, Tennessee
September   , 1997

     The foregoing consent is in the form that will be signed upon the completion of the reincorporation described in Note 17 to the consolidated financial statements.

                                          Ernst & Young LLP

Nashville, Tennessee
August 26, 1997